Exhibit 5.1

Our ref: RHT/766722-000007/20319992v2

Li Auto Inc. PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands

2 August 2021

Dear Sirs

Li Auto Inc.

We have acted as Cayman Islands legal advisers to Li Auto Inc. (the "Company") in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain of the Company's class A ordinary shares of par value US$0.0001 each (the "Shares").

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 28 April 2017 and the certificates of incorporation on change of name of the Company dated 16 April 2019 and 10 July 2020 issued by the Registrar of Companies in the Cayman Islands.

1.2	The fourth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 9 July 2020 and effective immediately prior to the completion of the initial public offering of the ADSs representing the Shares (the "Memorandum and Articles").

1.3	The unanimous written resolutions of the board of directors of the Company passed on 2 August 2021 (the "Resolutions").

1.4	A certificate from a director of the Company, a copy of which is attached hereto (the "Director's Certificate").

1.5	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 26 July 2021 (the "Certificate of Good Standing").

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$500,000 divided into 5,000,000,000 shares comprising of (i) 4,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (iii) 500,000,000 Shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the Memorandum and Articles.

3.3	The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption "Taxation" in the prospectus forming part of the Registration Statement are accurate in so far as such statements are summaries of or relate to Cayman Islands law, and such statements constitute our opinion.

4	Qualifications

In this opinion the phrase "non-assessable" means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

Director's Certificate

2 August 2021

To:	Maples and Calder (Hong Kong) LLP
26th Floor, Central Plaza
18 Harbour Road
Wanchai
Hong Kong

Dear Sir or Madam

Li Auto Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The authorised share capital of the Company is US$500,000 divided into 5,000,000,000 shares comprising of (i) 4,000,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 500,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (iii) 500,000,000 Shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the Memorandum and Articles.

4	The shareholders of the Company (the "Shareholders") have not restricted the powers of the directors of the Company in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement.

5	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened and held in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written consent as the case may be.

6	The directors of the Company at the date of the Resolutions and the date of this certificate were and are as follows:

LI, Xiang
SHEN, Yanan
LI, Tie
WANG, Xing
ZHAO, Hongqiang
ZHENG, Fan

7	Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

[Signature page to follows]

Signature:	/s/ Xiang Li

Name:	Xiang Li

Title:	Director

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